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                                                                   EXHIBIT 99(a)
                                                                   -------------

FOR IMMEDIATE RELEASE


             REGENERON INITIATES PHASE II CLINICAL TRIAL OF IL1 TRAP
                      IN PATIENTS WITH RHEUMATOID ARTHRITIS

            Lead Compound in Regeneron's Custom-designed Trap Program
                               Advances in Clinic

Tarrytown, NY - July 24, 2002 - Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN) today announced that it has initiated a dose-ranging Phase II trial to study the safety and efficacy of the Interleukin-1 (IL1) Trap in patients with rheumatoid arthritis (RA).

The multi-center Phase II trial is a randomized, placebo-controlled, double-blind study in patients with active RA, who have had an inadequate response to at least one disease-modifying anti-rheumatic medicine. The study will involve approximately 200 participants, who will be randomized equally into placebo or one of three fixed-dose groups (25, 50, or 100 milligrams) to receive self-administered, weekly subcutaneous injections. The double-blind treatment period will be 12 weeks, and participants will also be evaluated for 10 weeks following treatment. The American College of Rheumatology (ACR20) criteria for improvement in RA as a function of IL1Trap dose will be the primary end-point.

"Despite the recent advances in the treatment of rheumatoid arthritis, there is still a major need for new treatment options for patients suffering from this disease," noted Leonard S. Schleifer, M.D., Ph.D., Regeneron's President and Chief Executive Officer. "The IL1 Trap is a highly potent blocker of Interleukin-1 that works through a new mechanism of action. The advancement of this molecule into Phase II is an important milestone for our research program that uses a

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thorough understanding of disease biology to validate pharmaceutical targets and discover novel therapeutic candidates for development."

"The IL1 Trap is the leading candidate in our proprietary Trap program and is an excellent example of the therapeutic potential of these custom-designed molecules," noted Neil Stahl, Ph.D., Senior Vice President of Preclinical Development and Biomolecular Science. "With this cornerstone of our Trap franchise entering Phase II testing, we are extremely excited about the potential of building a premier pipeline of internally derived product candidates based on our Trap technology."

ABOUT REGENERON

Regeneron is a biopharmaceutical company that discovers, develops, and intends to commercialize therapeutic medicines for the treatment of serious medical conditions. Regeneron has therapeutic candidates in clinical trials for the potential treatment of obesity, rheumatoid arthritis, and cancer, and has preclinical programs in asthma, allergies, and other diseases and disorders. Regeneron's platform technologies include Targeted GenomicsTM, FunctionomicsTM, and Designer Protein TherapeuticsTM.

THIS NEWS RELEASE DISCUSSES HISTORICAL INFORMATION AND INCLUDES FORWARD-LOOKING STATEMENTS ABOUT REGENERON AND ITS PRODUCTS, PROGRAMS, FINANCES, AND BUSINESS, ALL OF WHICH INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, SUCH AS RISKS ASSOCIATED WITH PRECLINICAL AND CLINICAL DEVELOPMENT OF DRUGS AND BIOLOGICS, DETERMINATIONS BY REGULATORY AND ADMINISTRATIVE GOVERNMENTAL AUTHORITIES, COMPETITIVE FACTORS, TECHNOLOGICAL DEVELOPMENTS, THE AVAILABILITY AND COST OF CAPITAL, THE COSTS OF DEVELOPING, PRODUCING, AND SELLING PRODUCTS, THE POTENTIAL FOR ANY COLLABORATION AGREEMENT TO BE CANCELED OR TO TERMINATE WITHOUT ANY PRODUCT SUCCESS, AND OTHER MATERIAL RISKS. A MORE COMPLETE DESCRIPTION OF THESE RISKS CAN BE FOUND IN REGENERON'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2002.

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REGENERON DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE PUBLICLY ANY
FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS REQUIRED BY LAW.

                                       ###

Investor Relations Contact:         Charles Poole
                                    Vice President, Investor Relations
                                    Regeneron Pharmaceuticals, Inc.
                                    charles.poole@regn.com
                                   (914) 345-7641

Media Contact:                      Jeanne Abi-Nader
                                    Vice President
                                    Robinson, Lerer, Montgomery
                                    jabi-nader@rlmnet.com
                                    (212) 484-7954

Additional information about Regeneron and recent news releases are available on Regeneron's Worldwide Web Home Page at www.regn.com. Fax copies of news releases can be obtained from Regeneron's News-on-Demand Service by dialing (800) 311-0841.